Filed Pursuant to Rule 424(b)(3)
File Number 333-131108

PROSPECTUS SUPPLEMENT NO. 1

Prospectus Supplement No. 1 dated June 13, 2006
to Prospectus declared
effective on June 9, 2006
(Registration No. 333-131108)

ANSWERS CORPORATION

This Prospectus Supplement No. 1 supplements our Prospectus dated June 9, 2006. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 1 together with the Prospectus.

The table set forth in the section of the Prospectus entitled "Selling Stockholders" is hereby updated to reflect the transfer of 439,000 shares of common stock from Brainboost Partnership (“Brainboost”) to Messrs. Assaf Rozenblatt, Edo Segal and Jon Medved. Brainboost transferred 152,992 shares to Mr. Rozenblatt; 33,254 shares to Mr. Segal; and 33,254 shares to Mr. Medved.

In place of:

			After the Offering
Selling Stockholder	Beneficial Ownership Prior to the Offering	Shares That May be Offered and Sold Hereby	Number of Shares	Percent of Class
Brainboost Partnership	439,000	439,000	--	--

The following shall appear within the Selling Stockholders table:

			After the Offering
Selling Stockholder	Beneficial Ownership Prior to the Offering	Shares That May be Offered and Sold Hereby	Number of Shares	Percent of Class
Assaf Rozenblatt	152,992	152,992 (7)	--	--
Edo Segal	33,254	33,254 (7)
Jon Medved	33,254	33,254 (7)

Our common stock is listed on the NASDAQ National Market under the symbol “ANSW.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is June 13, 2006.